EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Ashford, Inc. 2014 Incentive Plan, as amended, of our report dated March 15, 2016, relating to the consolidated financial statements which appear in the Annual Report on Form 10-K filed by Ashford Inc. with the Commission on March 15, 2016 for the year ended December 31, 2015.

/s/ BDO USA, LLP

Dallas, Texas

November 1, 2016